                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-46605) and related Prospectus of HealthCare Financial Partners, Inc. for the registration of 4,025,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1998 with respect to the consolidated financial statements of HealthCare Financial Partners, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP

Washington, D.C.
March 11, 1998